UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2008

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31305	22-3802649
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey		08809-4000
(Address of Principal Executive Offices)		(Zip Code)

(908) 730-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.  Other Events.

On December 10, 2008, Foster Wheeler Ltd. (the “Company”) announced that its board of directors has unanimously approved the redomestication of the Company to move the place of organization of the parent company of its group of companies from Bermuda to Switzerland (the “Redomestication”).  The completion of the Redomestication is subject to approval by the Company’s common shareholders and the Supreme Court of Bermuda of a scheme of arrangement under Bermuda law (the “Scheme of Arrangement”).  The Company’s common shareholders will be asked to vote in favor of the Scheme of Arrangement at a special court-ordered meeting of shareholders expected to be scheduled for January 2009.  A preliminary proxy statement in respect of such meeting of shareholders was filed with the Securities and Exchange Commission on December 10, 2008 (the “Proxy Statement”).  If the Scheme of Arrangement is approved by the Company’s common shareholders, the Supreme Court of Bermuda is expected to hold a hearing to approve the Scheme of Arrangement.  Assuming the Company receives the necessary shareholder and court approvals, and certain other conditions described in the Proxy Statement are satisfied, the Company expects the Redomestication to be completed in the first quarter of 2009.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                                 Exhibits

99.1                                                    Press release, dated December 10, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

	By:	/s/ Peter J. Ganz
DATE: December 10, 2008		Name: Peter J. Ganz
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated December 10, 2008